EXHIBIT 23.3

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (File No. 333-33779) of Tyco International Ltd. (the "Company") of our report dated January 31, 1997 on our audits of the consolidated financial statements of Keystone International, Inc. and subsidiaries as of December 31, 1996 and for each of the two years in the period then ended, included in the Company's Transition Report on Form 10-K for the year ended September 30, 1997, and to all references to our Firm included in the Registration Statement.


                                                             ARTHUR ANDERSEN LLP

March 20, 1998
Houston, Texas